EXHIBIT 2.2


                            ARTICLES OF AMENDMENT TO
                            SEPTEMBER PROJECT I CORP.

     THE UNDERSIGNED, being the sole director and president of September Projec I Corp., does hereby amend its Articles of Incorporation as follows:

                                    ARTICLE I
                                      NAME

     1. The name of this corporation shall be EchoDrive Internet Corp.

     I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on March 1, 2000 and that the number of votes cast was sufficient for approval.

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on March 1, 2000.


 /s/ ERIC P. LITTMAN
 -------------------
 Eric P. Littman, President and Sole Director

     The foregoing instrument was acknowledged before me on March 1, 2000 by Jennifer Barrueta, who is personally known to me.

                                                     /s/ JENNIFER BARRUETA
                                                     ---------------------
                                                     Notary Public

         My Commission expires:

         Jennifer Barrueta
         My Commission CC 893578
         Expires December 07, 2003



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